UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 23, 2018

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 23, 2018, Jones Energy, Inc. (the “Company”) was notified (the “Notice”) by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s Class A common stock (the “Common Stock”) over the prior 30 consecutive trading days had fallen below $1.00 per share, which is the minimum average closing price required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”). The Company previously received a similar notice on December 26, 2017 but regained compliance on February 1, 2018.

Pursuant to Section 802.01C, the Company has a period of six months (subject to possible extension) following the receipt of the Notice to regain compliance with the minimum share price criteria. In order to regain compliance, on the last trading day in any calendar month or at the end of the cure period, the Common Stock must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30-consecutive trading-day period ending on the last trading day of such month. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Common Stock.

In accordance with Section 802.01C, the Company timely notified the NYSE of its intent to cure the price deficiency to regain compliance with the NYSE’s price criteria, including by proposing a reverse stock split for approval by the Company’s stockholders.  Pursuant to Section 802.01C, if the Company’s stockholders approve the reverse stock split, and if the Company has not otherwise regained compliance, the Company intends to promptly consummate the transaction in order to regain compliance with the requirements of the NYSE Listed Company Manual.

The Notice has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on the NYSE during the applicable cure period under the symbol “JONE”, subject to the Company’s compliance with the other listing requirements of the NYSE. However, the symbol will have an added designation of “.BC” to indicate the status of the Common Stock as below compliance with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company is deemed compliant.

The Notice does not affect ongoing business operations of the Company or its reporting requirements with the Securities and Exchange Commission.

Item 7.01                                           Regulation FD Disclosure.

On March 28, 2018, the Company issued a press release announcing the receipt of the Notice. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information disclosed in Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: March 28, 2018	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer